UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant	☐
Filed by a Party other than the Registrant	☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

MAGELLAN PETROLEUM CORPORATION

(Name of Registrant as Specified In Its Charter)

ANS INVESTMENTS LLC
JONAH M. MEER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ANS Investments LLC, a Delaware limited liability company (“ANS Investments”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of one (1) nominee as a director and the approval of two other stockholder proposals at the 2008 annual meeting of stockholders or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “2008 Annual Meeting”) of the Magellan Petroleum Corporation, a Delaware corporation (“Magellan Petroleum” or the “Company”).

Notification Letter

In accordance with the Amended and Restated Bylaws of Magellan Petroleum, on January 8, 2009, ANS Investments delivered a notice (the “Notification Letter”) to Magellan Petroleum of its intent to nominate for election to the Board of Directors of Magellan Petroleum, Jonah M. Meer (the "Nominee"), to propose one non-binding stockholder proposal, and to repeal any amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”) adopted by the Board of Directors of Magellan Petroleum since April 18, 2007, in each case as described in the Notification Letter, at the 2008 Annual Meeting and, accordingly, of its intention to solicit proxies from the stockholders of Magellan Petroleum in connection therewith.  A copy of the Notification Letter is attached hereto as Exhibit 1 and is incorporated by reference herein.  Any description contained herein of the Notification Letter is qualified in its entirety by reference to the complete text of the Notification Letter attached hereto.

Important Information

ANS Investments has filed with the SEC a revised preliminary proxy statement and an accompanying revised preliminary proxy card to be used to solicit proxies in connection with Magellan Petroleum’s 2008 Annual Meeting. Stockholders are advised to read the revised preliminary proxy statement and other documents related to the solicitation of proxies from the stockholders of Magellan Petroleum for use at the 2008 Annual Meeting because they contain important information, including information relating to the participants in such proxy solicitation. When completed, a definitive proxy statement and a form of proxy will be mailed to Magellan Petroleum’s stockholders and will be available, along with other relevant documents, at no charge, at the SEC's website at http://www.sec.gov.